Exhibit 32.1
Residential Capital Corporation
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350
In connection with the Annual Report of Residential Capital Corporation (the Company) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Bruce J. Paradis

Bruce J. Paradis
Chief Executive Officer
March 28, 2006
/s/ Davee L. Olson

Davee L. Olson
Chief Financial Officer
March 28, 2006